Exhibit 10.1

SIXTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Sixth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of January 17, 2017, to be effective as of December 28, 2016, by and among Silicon Valley Bank (“Bank”), Relm Wireless Corporation, a Nevada corporation (“Relm Wireless”), and Relm Communications, Inc., a Florida corporation (“Relm Communications” and together with Relm Wireless, individually and collectively, jointly and severally, “Borrower”) whose address is 7100 Technology Drive, West Melbourne, Florida 32904.
Recitals
A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 23, 2008 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Amendments to Loan Agreement.
2.1 Section 2.3 (Payment of Interest on the Credit Extensions). Section 2.3(a) is amended in its entirety and replaced with the following:
(a)           Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-quarter of one percent (0.25%), which interest shall be payable monthly in accordance with Section 2.3(f) below. Accrued interest on amounts outstanding under the Revolving Line shall be payable monthly.

2.2 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:
“Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors).
“Revolving Line” is an Advance or Advances in an aggregate amount of up to One Million Dollars ($1,000,000).
“Revolving Line Maturity Date” is December 27, 2017.
2.3 Section 13 (Definitions). Clause (i) of the defined term “Permitted Distributions” is amended in its entirety and replaced with the following:
(i)           dividends to the shareholder of Relm Wireless not to exceed Five Million Dollars ($5,000,000) in the aggregate in any twelve month period so long as an Event of Default does not exist at the time of such dividend and would not exist after giving effect to such dividend.
3. Limitation of Amendments.
3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
7. Effectiveness. This Amendment shall be deemed effective as of December 28, 2016, upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a facility fee in an amount equal to Two Thousand Five Hundred Dollars ($2,500), and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.
[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.
BANK	BORROWER
Silicon Valley Bank By: /s/ Thomas Armstrong Name: Thomas Armstrong Title: Director	Relm Wireless Corporation By: /s/ William P. Kelly Name: William P. Kelly Title: EVP & CFO
Relm Communications, Inc. By: /s/ William P. Kelly Name: William P. Kelly Title: EVP & CFO

 [Signature Page to Sixth Amendment to Loan and Security Agreement]